2Q19 Financial Results July 19, 2019 Exhibit 99.2

Forward-looking statements and use of key performance metrics and non-GAAP financial measures This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals; Our ability to meet heightened supervisory requirements and expectations; Liabilities and business restrictions resulting from litigation and regulatory investigations; Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018. Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations Key Performance Metrics: Our Management uses certain key performance metrics (KPMs) to gauge our progress against strategic and operational goals, as well as to compare our performance against peers. The KPMs are referred to in our Registration Statements on Form S-1 and our external financial reports filed with the Securities and Exchange Commission. The KPMs include: Return on average tangible common equity (ROTCE); Return on average total tangible assets (ROTA); Efficiency ratio; Operating leverage; and Common equity tier 1 capital ratio. Established targets for the KPMs are based on Management-reporting results which are currently referred to by the Company as “Underlying” results. In historical periods, these results may have been referred to as "Adjusted" or "Adjusted/Underlying" results. We believe that Underlying results, which exclude notable items, provide the best representation of our underlying financial progress toward the KPMs as the results exclude items that our Management does not consider indicative of our on-going financial performance. We have consistently shown investors our KPMs on a Management-reporting basis since our initial public offering in September of 2014. KPMs that reflect Underlying results are considered non-GAAP financial measures. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying results. In historical periods, these results may have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The following tables present reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

2Q19 GAAP financial summary See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 22.

Overall credit quality remains strong; NPLs of 66 bps of loans stable with 1Q19 and improved from 75 bps in 2Q18 NPL coverage ratio of 159% relatively stable with 1Q19 and improved from 148% in 2Q18 Allowance to loans of 1.05% vs. 1.06% in 1Q19 and 1.10% in 2Q18, reflecting continued improving credit quality Generated 4% loan growth and 7% deposit growth YoY(2) ; continue to improve LDR Loan yields of 4.71% improved 37 bps YoY, reflecting improved portfolio mix and the benefit of higher short-term rates 2Q19 average deposits increased $8.0 billion, or 7% vs. 2Q18 and 2% QoQ Deposit costs remain relatively well controlled, up 37 bps YoY; up 3 bps QoQ vs. up 14 bps in the prior quarter Consumer Banking initiatives –11% deposit and 3% loan growth(2) YoY; demand deposits up 7% YoY; Strong momentum in fee income categories with record Wealth fees, up 23%, record Mortgage fees, up 135%, and record card fees, up 9% Commercial Banking initiatives – Strong loan growth(2) of 7% YoY; continue to benefit from investments in broadening and enhancing our capabilities, highlighted by record capital markets fees, up 19% New transformational TOP 6 Program expected to deliver significant benefits 2Q19 highlights Improving profitability and returns Strong capital, liquidity and funding Strong credit quality Continued progress on strategic growth, efficiency and balance sheet optimization initiatives Strong capital levels with a CET1 ratio of 10.5% Continued improvement in LDR, with period-end ratio of 94.2% vs. 96.9% a year ago Repurchased $120 million of common shares, and including common dividends returned $268 million to shareholders New common share repurchase authorization of up to $1.275 billion through 2Q 2020, up 25% over prior year's authorization Increased 3Q19 common dividend by 13% to $0.36; up 33% YoY Underlying net income available to common of $440 million, up 4%, with EPS of $0.96 up 9% YoY(1) Underlying ROTCE of 12.9%(1) relatively stable YoY and QoQ TBV/share of $30.88 up 12% YoY and 4% QoQ Revenue of $1.6 billion up 8% YoY and 3% QoQ NII up 4% YoY with earning asset growth of 4%, up 1% QoQ NIM of 3.21% relatively stable YoY; down 4 bps QoQ given yield curve impacts Noninterest income up 19% YoY with record results in Mortgage, Wealth, and Capital Markets; up 6% ex Acquisitions(1) Underlying noninterest expense up 8% YoY, 4% ex Acquisitions,(1) reflecting continued expense discipline while funding strategic investments Positive operating leverage of ~1% YoY on an Underlying basis before the impact of Acquisitions; Underlying efficiency ratio of 58.0%(1) See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 22.

Highlights 2Q19 Underlying financial summary(1) Linked quarter: Underlying net income available to common stockholders up 3%, and EPS of $0.96 up 3%, TBV/share up 4% NII up 1% as the benefit of day count, interest-earning asset growth and improved mix was partially offset by a modest decrease in net interest margin Noninterest income increased $34 million, or 8%, with record results in mortgage banking, trust and investment services fees, capital markets and card fees, as well as seasonally higher service charges Underlying noninterest expense increased $12 million, or 1%, driven by higher outside services and other operating expense Prior-year quarter: Underlying net income available to common stockholders up 4% and EPS 9%, TBV/share up 12% NII up $45 million, or 4%, reflecting 4% average loan growth and relatively stable NIM Noninterest income up $74 million, or 19% Noninterest income before Acquisitions(1) up $25 million, or 6%, largely reflecting records in capital markets fees, trust and investment services fees and card fees Underlying noninterest expense up $69 million, or 8%(1) Underlying noninterest expense before Acquisitions and notable items(1) up $32 million, or 4% Underlying operating leverage before Acquisitions of 0.6%(1) YoY Underlying before Acquisitions(1) á 4.3% á 6.4% á 3.6% 0.6% operating leverage á3.7% See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 22.

Highlights Net interest income Linked quarter: NII increased $6 million, or 1%, as the benefit of day count, interest earning asset growth and improved mix was partially offset by a modest decrease in net interest margin NIM of 3.21% decreased 4 bps Reflects the impact of lower interest rates on earning asset yields; slightly higher deposit costs driven by growth and the impact of day count Total funding costs were flat given shift in funding mix to deposits from borrowings Prior-year quarter: NII up $45 million, or 4%, given 4% growth in interest-earning assets and stable net interest margin NIM of 3.21% was relatively stable, reflecting higher interest-earning asset yields and the impact of improved mix shift and higher short-term rates, offset by an increase in funding costs, reflecting higher short-term rates and growth Net interest income $s in millions, except earning assets Average interest-earning assets Net interest income Net interest margin, FTE

Noninterest income Highlights Linked quarter: Noninterest income up $34 million, or 8%, with record results in Mortgage, Wealth, Capital Markets and card fees; up $11 million, or 3%, before Acquisitions(1) Service charges and fees increased $3 million, or 2%, reflecting seasonality Record card fees up $5 million, or 8%, including seasonally higher volumes Record capital markets fees of $57 million increased $3 million, or 6%, driven by record deal volume in loan syndications, partially offset by lower M&A fees Record trust and investment services fees of $53 million increased $6 million, or 13%, reflecting higher sales volumes and managed money balances Record mortgage banking fees increased $19 million, or 44%, driven by strength in production fees given increased volume as well as relatively stable servicing income FX & IRP fees relatively stable with record first quarter 2019 levels Prior-year quarter: Noninterest income up 19% with record results in Mortgage, Wealth, Capital Markets and card fees; up 6% before Acquisitions(1) Record card fees increased $4 million, or 7%, driven by the benefit of higher purchase volumes Record capital markets fees were up $9 million, or 19%, given strength in bond underwriting activity and M&A fees Record trust and investment services fees increased 23%; up 9% before Acquisitions(1) reflecting higher sales volumes and managed money balances Record mortgage banking fees up $35 million, driven by higher production including the impact of the FAMC acquisition Other income up $13 million, primarily reflecting higher leasing income $s in millions See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 22.

$s in millions Underlying noninterest expense(1) Highlights Linked quarter: Underlying noninterest expense increased $12 million, or 1% Underlying salaries and employee benefits relatively stable Seasonal reductions in payroll taxes and 401(k) matching costs were partially offset by higher revenue-based incentives and merit increases Results also include a $3 million severance charge Underlying outside services up $7 million, or 7%, driven by technology initiatives and higher consumer loan and deposit origination volumes Underlying other operating expense up $8 million, or 7%, driven by miscellaneous items Prior-year quarter: Underlying noninterest expense was up 8%; up $32 million, or 4%, ex Acquisitions reflecting continued expense discipline as well as ongoing investments in growth initiatives Underlying salaries and benefits before the impact of Acquisitions(1) up $31 million, or 7%, reflecting the impact of merit increases, investments in growth initiatives and higher revenue-based incentives FTEs up 3% given the impact of Acquisitions Equipment and software expense up $16 million, or 15%, reflecting investments in growth initiatives Other operating expense decreased $9 million, or 7%, largely tied to a reduction in FDIC insurance and advertising expense See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 22. See page 23 for noninterest expense reported results detail and page 3 for efficiency ratio reported results. Underlying efficiency ratio(1)

Average loans and leases Highlights YoY loan growth á 5% á 3% á 7% Total core Total core retail Total core commercial Total core commercial loans and leases Total core retail loans (2) Linked quarter: Core loans and leases relatively stable, up $262 million Loan growth was 0.4% before the impact of 1Q19 and 2Q19 loan sales, in connection with balance sheet optimization initiatives Core commercial loans up $249 million, with growth in C&I and commercial real estate, reflecting geographic and industry verticals expansion strategies, partially offset by planned reductions in commercial leases and the impact of loan sales Core retail loans stable, with growth in residential mortgage, education and unsecured, offset by lower home equity, planned reductions in auto and the impact of loan sales Total core loan yields relatively stable as the impact of improved mix was offset by the impact of lower rates Prior-year quarter: Core loans and leases up $5.3 billion, or 5% Core commercial up $3.5 billion, or 7%, with strength in C&I and commercial real estate, partially offset by planned reductions in commercial leases Core retail loans up $1.8 billion, or 3%, reflecting strength in residential mortgage, education and unsecured, partially offset by lower home equity and planned reductions in auto Total core loan yields improved 37 bps, given the benefit of improved mix and higher rates See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 22. $s in billions

Linked quarter: Total deposits up $2.7 billion, or 2% Largely reflects growth in term, savings, checking with interest and relatively stable DDA Citizens Access® raised $5.4 billion through quarter end with an average balance of $5.1 billion, up $1.1 billion over the prior quarter Deposit costs up 3 bps, down from up 14 bps last quarter, reflecting proactive pricing discipline Total cost of funds remained stable, as a shift in funding mix towards deposits from borrowings offset a slight increase in deposits costs Prior-year quarter: Total deposits up $8.0 billion, or 7% Reflects strength in term, savings, and checking with interest Total deposit costs increased 37 bps, reflecting the impact of higher rates and growth Total cost of funds increased 33 bps, as the benefit of improved funding mix was more than offset by the impact of higher rates on deposit costs Average funding and cost of funds Highlights $s in billions Average interest-bearing liabilities and DDA Total long-term borrowings Fed funds, repo, ST borrowed funds Term deposits Checking with interest DDA Money market & savings

Strong credit-quality trends continue $s in millions (1) Nonperforming loans Allowance for loan and lease losses Highlights Provision for credit losses, net charge-offs Provision for credit losses Total net c/os Net c/o ratio Core c/o ratio Overall credit quality remains strong, reflecting YoY improvement in retail and commercial risk profiles NPLs to loans and leases ratio of 0.66% was stable with 1Q19 and improved from 0.75% in 2Q18 NPLs of $770 million decreased 1% from 1Q19 and 9% from 2Q18; commercial NPLs down 22% and retail down modestly YoY Net charge-offs increased by $17 million QoQ, given a $9 million increase in commercial and an $8 million increase in retail Provision for credit losses of $97 million compares with $85 million in 1Q19 and 2Q18 Continued improvement in key credit quality metrics Allowance to loans and leases of 1.05% remained relatively stable NPL coverage ratio(1) of 159% remained relatively stable with 1Q19 and improved from 148% in 2Q18 See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 22.

Capital levels remain at the higher end of the range for regional peers 2Q19 CET1 ratio of 10.5% stable with 1Q19 LDR of 94.2% compares with 94.9% in 1Q19(3) Fully compliant with LCR(2) 2019 Capital Plan reflects further commitment towards prudent return of capital Approved new share repurchase program of up to $1.275 billion of CFG common stock beginning 3Q19 through 2Q20, which represents a 25% increase over last year’s authorization Reiterate medium-term dividend payout ratio target of 35%-40% Under 2018 Capital Plan During 2Q19, repurchased 3.5 million shares of common stock at a weighted-average price of $34.64; including common dividends, returned $268 million to shareholders During the 2018 CCAR Capital Plan window, returned $1.6 billion to shareholders, including common share repurchases and common dividends, up 23% compared to the 2017 CCAR Capital Plan window Capital and liquidity remain strong Highlights Capital Ratio trend(1) Loan-to-deposit ratio(3) See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 22.

2Q19 YOY Strategic initiatives update

Category		Initiative	Update
Balance Sheet Optimization		Grow more attractive risk-adjusted return portfolios	Consumer- core education, personal unsecured and merchant financing up 16%. Commercial- continue to recycle capital toward higher return relationships, Industry Verticals up 12%
Balance Sheet Optimization		Reposition select portfolios	Retail non-core loans down 23%, Auto down 5%, and Asset Finance down 8%; Auto and Asset Finance yields up 59 bps and 43 bps, respectively
Balance Sheet Optimization		Optimize deposit mix	Proactive IBD pricing, up 3 bps QoQ vs.up 16 bps in 1Q19; Strong relative DDA performance, including average Consumer DDA balances up 7%
Fee growth	Consumer	Enhance Mortgage platform	Record mortgage banking fees, up 135%, powered by record production volumes and improved conforming mix
Fee growth	Consumer	Expand Wealth	Record trust and investment services fees, up 23%; Managed money revenue up 12%
Fee growth	Commercial	Expand Capital & Global Market capabilities	Record Capital Markets fees, up 19%, reflecting stronger market position with expanded integrated Corporate Finance and M&A capabilities including the recent addition of Bowstring
Fee growth	Commercial	Build out Treasury Solutions	Commenced migration of clients to accessOPTIMA™, new real-time treasury management platform
Foundational		TOP 5 program efficiency & revenue initiatives estimated annualized pre-tax run-rate benefit by end of 2019 of ~$95-$105 million	
Foundational		Started leveraging advanced analytics in key areas including personalization; mobilized first wave of Agile transformation with ~50 business and technology pods	
Capital		Continue capital optimization— Returned $268 million to common shareholders in 2Q19, including dividends and share repurchases	

Strategic & business highlights

Group

- #3 in 2019 American Banker/Reputation Institute Survey
- Increased new share repurchase program by 25% vs. prior authorization; up to $1.275 billion through 2Q20
- Declared 3Q19 common dividend of $0.36, up 33% from year-ago quarter

Consumer

- Launched new mortgage servicing app, adding to new suite of digital tools to transform customer experience
- Enhanced Citizens Access® platform with online beneficiary management

Commercial

- Enhanced escrow capabilities through partnership with SRS Acquiom®
- Upgrading customer relationship management platform to enhance functionality, usability and speed, and better serve clients
- TX and CA expansion strategy progressing nicely, adding key talent in select MSAs

Citizens Financial Group, Inc.™
13

Launching a significant TOP 6 Program

Embarking on an ambitious journey to transform how we operate and deliver for customers and colleagues - expected to deliver ~$300-$325 million in pre-tax run-rate benefit by YE2021

- The Program will consist of two elements
  - The transformational program is designed to:
    - Improve how we deliver for customers and how we run the Bank
    - We will redefine our cross-organizational operating model to deliver a more customer-centric, efficient and agile environment by modernizing our IT practices, accelerating migration to cloud, more ambitiously utilizing data and artificial intelligence and by digitizing end-to-end processes
  - The traditional program will be similar in nature and scope to TOP 2-5 programs
- Benefits will help us to:
  - Offset interest-rate headwinds
  - Maintain commitment to delivering positive operating leverage, improving efficiency ratio and ROTCE
  - Fund new strategic revenue initiatives
- Potential strategic revenue initiatives under consideration include:
  - Significantly expanding digital strategies to increase customer reach
  - Reinventing the payment experience at point of sale
  - Developing new digital offerings for commercial customers
  - Net P&L investment of ~$50 million expected to be funded over 2020/21
- Notable items:
  - Cost of Top program implementation expected to be ~$50-$75 million over 2020/21
  - Includes severance, temporary resources/outside services, early termination of contracts/leases

Efficiency improvement will fund additional growth & innovation investments targeting faster medium-term revenue growth

Citizens Financial Group, Inc.

14

Launching a significant TOP 6 Program

Selected examples

Program expected to deliver $300-$325 million in pre-tax run-rate benefit by YE2021

Transformation Program

- Advance next-gen IT
- Redesign go-to-market operating model
- Deploy advanced analytics and AI
- Evolve customer interaction model
- Continue end-to-end customer journey redesign
- Zero-base redesign of staff functions

Traditional TOP Program

Efficiency initiatives ~65%

- Accelerate retail network transformation
- Digitize Business Banking sales
- Redesign Wealth operations
- Further organizational simplification

Revenue initiatives ~35%

- Launch digital sales engine
- Deploy pricing optimization
- Leverage personalization & retention tools

Targeted pre-tax run-rate benefits

	YE2020	YE2021
Transformation Program	~$100-$125 million	~$200-$225 million
Traditional TOP Program	~$75-$100 million	~$100+ million
Total:	~$175-$225 million	~$300-$325 million

Revenue/Expense

~15%/~85%

> Potential strategic revenue initiatives, net P&L investment of ~$50 million over 2020/21 will be funded by TOP run-rate benefits; expected to be meaningfully accretive over medium-term (2022-2025)

> Cost of Top program implementation expected to be ~$50-$75 million over 2020/21

15

3Q19 outlook Net interest income Noninterest expense Credit trends, tax rate 3Q19 Underlying outlook (includes the impact of acquisitions and excludes expected notable items) Capital Noninterest income $944 million $97 million provision expense 21.9% effective tax rate 2Q19 Underlying results(1) 10.5% CET1 ratio(2) $462 million $1,166 million Broadly stable Provision expense $100-$105 million Tax rate stable Broadly stable Up modestly Broadly stable See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 22. Broadly reaffirm January full-year outlook >

Key messages Citizens 2Q19 results highlight disciplined execution and continued momentum Delivered EPS growth 9% YoY on Underlying basis(1) 58.0% efficiency ratio on Underlying basis(1) Positive operating leverage YoY on Underlying basis before Acquisitions(1) 12.9% ROTCE on Underlying basis(1) TBV/share of $30.88 up 12% YoY; 13% common dividend increase in 3Q19 Capital and credit position remains robust 10.5% CET1 ratio permits strong loan growth and attractive returns to shareholders(2) Credit quality remains excellent with continued YoY improvement in risk ratings and FICO scores Good progress across the board in delivering strategic initiatives Strong momentum in fee income with record results in Mortgage, Wealth, and Capital Markets Significant progress in advancing new technology initiatives, including new cash management platform and real-time payments in Commercial, and moving to pilot phase of new mobile platform in Consumer Launch of new TOP 6 Program represents an ambitious journey to transform how we operate and deliver for customers and colleagues Expected to drive meaningful efficiency improvement and fund additional growth & innovation investments to drive medium-term revenue growth See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 22.

Appendix

2Q19 YTD Underlying financial summary(1)

$s in millions	2019 Underlying(1)	2018 Underlying(1)	2019 change from 2018 $ /bps	%	YoY Underlying before Acquisitions(1)
Net interest income	$ 2,326	$ 2,212	$ 114	5 %	↑ 5%
Noninterest income	890	759	131	17	↑ 7%
Total revenue	3,216	2,971	245	8	↑ 5%
Noninterest expense	1,876	1,758	118	7	↑ 3%
Net income available to common stockholders	$ 868	$ 806	$ 62	8 %	3% operating leverage
Key performance metrics(1)					
ROTCE(1)	13.0	12.3	68 bps		
Efficiency ratio(1)	58 %	59 %	(83) bps		
Diluted EPS	$ 1.88	$ 1.65	$ 0.23	14 %	
Tangible book value	$ 30.88	$ 27.67	$ 3.21	12 %	

Highlights

YTD 2019 vs YTD 2018:

- Underlying net income available to common stockholders up $62 million, or 8%, and EPS of $1.88 up $0.23, or 14%
- NII up $114 million, reflecting 5% average loan growth and a 2 bp increase in net interest margin, reflecting higher rates and balance sheet optimization strategies
- Underlying noninterest income increased $131 million, or 17%
  - Strength in capital markets fees, foreign exchange and interest rate products, and other income, as well as higher mortgage banking fees and higher trust and investment services fees driven by acquisitions
- Underlying Noninterest expense increased $118 million, or 7%
  - Results reflect higher equipment and software expense, salaries and employee benefits and outside services, driven by the impact of acquisitions, partially offset by lower other operating expense largely tied to a reduction in FDIC insurance
- Underlying efficiency ratio improved by 83 bps, or 154 basis points, before the impact of Acquisitions(1); positive operating leverage of 3% before the impact of Acquisitions(1)

See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 22. See page 3 for reported results.

Citizens Financial Group, Inc.
19

Year-over-Year results Pre-provision profit $s in millions Return on average total tangible assets Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Period-end loans $s in billions Period-end deposits $s in billions á 3% á 6% á 8% Underlying results (1) á 3 bps $0.96 á 9% á 4% $0.88 $0.95 Reported results See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 22.

Highly disciplined on credit: diversified and granular core loan mix

$s in billions

2019 Bank Holding Company-run loss rate of 4.1% on loan portfolio improved by 50 bps relative to 2018[1]

Super prime/prime-focused, core retail portfolio; refreshed FICOs improved YoY[2]



<640
640-679
680-739
740-799
800+
$57.5
6%
6%
18%
33%
37%
$59.1
6%
5%
18%
33%
38%
+1% YoY
2Q18
2Q19

- Core mortgage – FICO ~790; CLTV of ~60%
- Core home equity – FICO ~765; 52% 1st lien
- Auto – FICO ~725
- Education lending – FICO ~780
- Unsecured portfolio - FICO ~750
  - $2.0 billion credit card portfolio - FICO ~740
  - $1.8 billion personal unsecured - FICO ~760
  - $1.5 billion merchant finance portfolio - FICO ~760, plus benefit of loss-sharing arrangements

Granular/diverse core commercial portfolio; risk-ratings improved YoY[2]



B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
$54.1
3%
14%
43%
40%
$56.4
2%
15%
42%
41%
+1% YoY
2Q18
2Q19

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team – Focused client selection, especially in sponsor and CRE
  - Granular sponsor finance hold positions; with an average outstanding of ~$10 million
  - Maintaining underwriting discipline
- Continue to gain share in mid-corporate segment with generally higher ratings; 2018 stressed losses in line with peer median
- Underweight CRE ~3 points vs. peers
  - ~80% of the CRE portfolio is project-secured
  - ~60% represented by income-producing projects

See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 22.

Citizens Financial Group, Inc.

21

Notable Items[1]

Several items have been excluded from reported results to better reflect Underlying operating results. First and second quarter 2019 results reflect notable items related to integration costs primarily tied to the August 1, 2018 Franklin American Mortgage Company ("FAMC") acquisition which have been excluded from reported results to better reflect Underlying operating results.

Total estimated after-tax FAMC integration costs are expected to be in the $30-$45 million range, with completion targeted by year-end 2019. Cumulative after-tax integration costs related to FAMC were $26 million through the end of second quarter 2019.

Notable items - integration costs[1]	2Q19			1Q19			Cumulative after-tax integration costs		
($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	FAMC	Other	Total
Noninterest income	$ —	$ —	$ —	$ —	$ —	$ —	$ (3)	-	$ (3)
Salaries and employee benefits	(2)	(1)	—	(1)	(1)	—	(9)	-	(9)
Occupancy	—	—	—	—	—	—	(1)	-	(1)
Outside Services	(5)	(4)	(0.01)	(4)	(3)	(0.01)	(10)	(2)	(12)
Other operating expense	—	—	—	—	—	—	(3)	-	(3)
Noninterest expense	$ (7)	$ (5)	$ (0.01)	$ (5)	$ (4)	$ (0.01)	$ (23)	(2)	$ (25)
Total notable items - integration costs	$ (7)	$ (5)	$ (0.01)	$ (5)	$ (4)	$ (0.01)	$ (26)	$ (2)	$ (28)

See pages 30-31 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including "Underlying" results. "Underlying" results exclude the impact of notable items described above.

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GAAP noninterest income and noninterest expense summary $s in millions

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations – Underlying excluding Acquisitions $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations – Underlying excluding Acquisitions $s in millions, except share, per share and ratio data

Notes

Notes on Key Performance Metrics and Non-GAAP Financial Measures

See important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" or "Adjusted" results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to "Underlying results before the impact of Acquisitions" exclude the impact acquisitions that occurred after second quarter 2018 and notable items, as applicable.

2Q19 and 1Q19 after-tax notable items include the $5 million and $4 million, respectively, after-tax impact of notable items primarily tied to the integration of FAMC. 4Q18 after-tax notable items include the $29 million impact of a further benefit resulting from December 2017 Tax Legislation, partially offset by other notable items primarily associated with our TOP 5 efficiency initiatives, as well as the $12 million after-tax impact of other notable items associated with the FAMC integration. 3Q18 reported results reflect the $7 million after-tax impact of notable items associated with the FAMC integration.

General Notes

a) References to net interest margin are on a fully taxable equivalent ("FTE") basis. In 1Q19, Citizens changed its quarterly presentation of net interest income and net interest margin (NIM). Consistent with our understanding of general peer practice, the Company simplified the calculation of its reported NIM to equal net interest income, annualized based on the actual number of days in the period, divided by average total interest earning assets for the period. Under the Company's prior methodology, NIM was calculated using the difference between the annualized yield on average total interest-earning assets and total interest-bearing liabilities for the period. The Company also began presenting both net interest income and NIM on an FTE basis. Prior periods have been revised consistent with the current presentation.
b) Beginning in the first quarter of 2019, borrowed funds balances and the associated interest expense are based on original maturity. Prior periods have been adjusted to conform with the current period presentation.
c) References to "Underlying results before the impact of Acquisitions" exclude the impact of acquisitions occurring after 2Q18 and notable items, as applicable.
d) Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS.
e) Select totals may not sum due to rounding.
f) Current period regulatory capital ratios are preliminary.
g) Any mention of EPS refers to diluted EPS.
h) Throughout this presentation, references to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted.

Notes on slide 3- GAAP financial Summary
1) See above note on key performance metrics and non-GAAP financial measures.
2) See above general note a).
3) In 3Q18, we revised our method of calculating the loan-to-deposit ratio to exclude loans held for sale, consistent with general industry practice. Prior periods have been adjusted to conform with current period presentation.
4) Full-time equivalent employees.

Notes on slide 4 - Highlights
1) See above note on key performance metrics and non-GAAP financial measures.
2) See above general note h).

Notes on slide 5 - Underlying financial summary
1) See above note on key performance metrics and non-GAAP financial measures.

Notes on slide 7 - Underlying noninterest income
1) See above note on key performance metrics and non-GAAP financial measures.

Notes on slide 8 - Underlying noninterest expense
1) See above note on key performance metrics and non-GAAP financial measures.

Notes on slide 9 - Average loans and leases
1) See above general note e).
2) Non-core loans are primarily liquidating loan and lease portfolios inconsistent with our strategic priorities, generally as a result of geographic location, industry, product type or risk level and are included in Other.

Notes on slide 11 - Strong credit-quality trends continue
1) Allowance for loan and lease losses to nonperforming loans and leases.

Notes on slide 12 - Capital and liquidity remain strong
1) See above general note f).
2) Based on the September 2014 release of the U.S. version of the Liquidity Coverage Ratio (LCR). Note that as a modified LCR company, the company's minimal LCR requirement is 100% as of January 2017.
3) Period-end loan-to-deposit ratio, excluding loans held for sale.

Notes on slide 16- Outlook
1) See above note on key performance metrics and non-GAAP financial measures.
2) See above general note f).

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Notes

Notes on Key Performance Metrics and Non-GAAP Financial Measures

See important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" or "Adjusted" results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to "Underlying results before the impact of Acquisitions" exclude the impact acquisitions that occurred after second quarter 2018 and notable items, as applicable.

2Q19 and 1Q19 after-tax notable items include the $5 million and $4 million, respectively, after-tax impact of notable items primarily tied to the integration of FAMC. 4Q18 after-tax notable items include the $29 million impact of a further benefit resulting from December 2017 Tax Legislation, partially offset by other notable items primarily associated with our TOP 5 efficiency initiatives, as well as the $12 million after-tax impact of other notable items associated with the FAMC integration. 3Q18 reported results reflect the $7 million after-tax impact of notable items associated with the FAMC integration.

General Notes

a) References to net interest margin are on a fully taxable equivalent ("FTE") basis. In 1Q19, Citizens changed its quarterly presentation of net interest income and net interest margin (NIM). Consistent with our understanding of general peer practice, the Company simplified the calculation of its reported NIM to equal net interest income, annualized based on the actual number of days in the period, divided by average total interest earning assets for the period. Under the Company's prior methodology, NIM was calculated using the difference between the annualized yield on average total interest-earning assets and total interest-bearing liabilities for the period. The Company also began presenting both net interest income and NIM on an FTE basis. Prior periods have been revised consistent with the current presentation.
b) Beginning in the first quarter of 2019, borrowed funds balances and the associated interest expense are based on original maturity. Prior periods have been adjusted to conform with the current period presentation.
c) References to "Underlying results before the impact of Acquisitions" exclude the impact of acquisitions occurring after 2Q18 and notable items, as applicable.
d) Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS.
e) Select totals may not sum due to rounding.
f) Current period regulatory capital ratios are preliminary.
g) Any mention of EPS refers to diluted EPS.
h) Throughout this presentation, references to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted.

Notes on slide 17 - Key messages

1) See above note on key performance metrics and non-GAAP financial measures.
2) See above general note f).

Notes on slide 19 - 2Q19 YTD Underlying financial summary

1) See above note on key performance metrics and non-GAAP financial measures.

Notes on slide 20 - Year-over-Year results

1) See above note on key performance metrics and non-GAAP financial measures.

Notes on slide 21 - Highly disciplined on credit: diversified and granular core loan mix

1) CFG's 2019 Bank Holding Company-run credit loss rate of 4.1% on its loan portfolio improved by 50 basis points relative to 2018. These internal results, which utilized the 2019 Dodd Franks Stress Test Severely Adverse Scenario published by the Federal Reserve, reflect continued strong risk discipline, improvement in the underlying credit quality of the loan portfolio and the impact of a more favorable scenario.
2) Source: Company data. Portfolio balances and credit quality data as of June 30, 2019, as applicable. Refreshed FICO score, LTV ratio, loan term, lien position, risk rating, property type, industry sector and geographic stratifications reflects most recently available data. Risk ratings represent bond-equivalent ratings of borrowers based on CFG's internal probability of default risk ratings.

Notes on slide 22 - Notable items

1) See above note on key performance metrics and non-GAAP financial measures.

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